Exhibit 21

Subsidiaries	State of Jurisdiction of Incorporation or Organization
Domestic Subsidiaries
Contract Transportation Systems Co.	Delaware
Life Shield Engineered Systems LLC	Nevada
Omega Specialty Products & Services LLC	Ohio
Sherwin-Williams Realty Holdings, Inc.	Illinois
SWIMC, Inc.	Delaware
The Sherwin-Williams Acceptance Corporation	Nevada

Foreign Subsidiaries
Becker Acroma China Limited	Hong Kong
Becker Acroma Limited	UK
Becker Acroma Vietnam Co. Ltd.	Vietnam
Compania Sherwin-Williams, S.A. de C.V.	Mexico
Kuhn & Klemmer GmbH	Germany
Leighs Paints	UK
Oy Sherwin-Williams Finland Ab	Finland
Pinturas Condor S.A.	Ecuador
Pinturas Industriales S.A.	Uruguay
Productos Quimicos y Pinturas, S.A. de C.V.	Mexico
Przedsiębiorstwo Altax Sp. z o.o.	Poland
Quetzal Pinturas, S.A. de C.V.	Mexico
Ronseal (Ireland) Limited	Ireland
Ronseal Limited	U.K.
Sayerlack S.r.l.	Italy
Sayerlack Singapore Pte. Ltd.	Singapore
Sherwin-Williams Argentina I.y C.S.A.	Argentina
Sherwin-Williams ARTI GmbH	Germany
Sherwin-Williams Aruba VBA	Aruba
Sherwin-Williams Automotive Europe S.r.l.	Italy
Sherwin-Williams Automotive Mexico S.de R.L.de C.V.	Mexico
Sherwin-Williams Balkan S.R.L.	Romania
Sherwin-Williams Bel	Belarus
Sherwin-Williams (Belize) Limited	Belize
Sherwin-Williams Benelux NV	Belgium
Sherwin-Williams Canada Inc.	Canada
Sherwin-Williams (Caribbean) N.V.	Curacao
Sherwin-Williams Cayman Islands Limited	Grand Cayman
Sherwin-Williams Chile S.A.	Chile
Sherwin-Williams Coatings S.a r.l.	Luxembourg
Sherwin-Williams Colombia S.A.S.	Colombia
Sherwin-Williams Czech Republic spol. s r.o	Czech Republic
Sherwin-Williams Denmark A/S	Denmark
Sherwin-Williams do Brasil Industria e Comercio Ltda.	Brazil
Sherwin-Williams France Finishes SAS	France
Sherwin-Williams (Ireland) Limited	Ireland
Sherwin-Williams Italy Coatings S.r.l.	Italy
Sherwin-Williams Japan Co., Ltd.	Japan
Sherwin-Williams Luxembourg Investment Management Company S.a r.l.	Luxembourg
Sherwin-Williams (Malaysia) Sdn. Bhd.	Malaysia
Sherwin-Williams Management (Shanghai) Co., Ltd.	China
Sherwin-Williams Norway AS	Norway
Sherwin-Williams Paints (Dongguan) Co., Ltd.	China
Sherwin-Williams Paints India Private Limited	India
Sherwin-Williams Paints Limted Liability Company	Russia
Sherwin-Williams (Philippines), Inc.	Philippines
Sherwin-Williams Pinturas de Venezuela S.A.	Venezuela
Sherwin-Williams Peru S.R.L.	Peru
Sherwin-Williams Poland Sp. z o.o	Poland
Sherwin-Williams Qingdao Co., Ltd.	China

Sherwin-Williams Qingdao Trading Co., Ltd.	China
Sherwin-Williams (S) Pte. Ltd.	Singapore
Sherwin-Williams Services (Malaysia) Sdn. Bhd.	Malaysia
Sherwin-Williams (Shanghai) Limited	China
Sherwin-Williams Spain Coatings S.A.	Spain
Sherwin-Williams Sweden Coatings KB	Sweden
Sherwin-Williams (Thailand) Co., Ltd.	Thailand
Sherwin-Williams UK Automotive Limited	UK
Sherwin-Williams Uruguay S.A.	Uruguay
Sherwin-Williams (Vietnam) Limited	Vietnam
Sherwin-Williams VI, LLC	Virgin Islands
Sherwin-Williams (West Indies) Limited	Jamaica
SWAM – Sherwin Williams do Brasil Gerenciamento de Activos Ltda.	Brazil
The Sherwin-Williams Company Resources Limited	Jamaica
TOB Becker Acroma Ukraine	Ukraine
UAB Sherwin-Williams Lietuva	Lithuania
ZAO Becker Acroma	Russia
Zhao Qing Sherwin Williams Coatings Co., Ltd.	China